Exhibit 10.1

THIS AGREEMENT is dated and effective as of this 17 day of May, 2013.

AMONG:

PACIFIC GREEN TECHNOLOGIES, INC., with an address at 5205 Prospect Road, Suite 135-226, San Jose, California, USA  95129.

(“PGT”)

AND:

ENVIRO RESOLUTIONS INC., with an address at Suite 101-4338 Main Street, Vancouver, British Columbia, Canada  V5V 3P9.

(“Enviro Resolutions”)

AND:

ENVIROTECHNOLOGIES, INC., with an address at Suite 101-4338 Main Street, Vancouver, British Columbia, Canada  V5V 3P9.

(“EnviroTechnologies”)

WHEREAS:

A.
Enviro Resolutions and EnviroTechnologies (collectively, the “Debtors”) have protected, control and own all rights, interests and title to certain intellectual property rights throughout most of the world for their clean energy solution technology, including ENVI-Clean™, ENVI-Pure™ and ENVI-SEA™;

B.	PGT is owed monies from the Debtors pursuant to the Debts (as defined herein), and PGT has made demand to the Debtors for repayment of the Debts on May 9, 2013;

C.
the Debtors have agreed to transfer and assign and PGT has agreed to acquire all rights, interests and title in the Supplemental Agreement (as defined herein) and the Debtors’ Assets (as defined herein), including, but not limited to, the exclusive, perpetual, worldwide right to use and exploit the Debtors’ Assets controlled and owned or created by or on behalf of the Debtors, in all fields of use; on the terms and subject to the conditions set forth in this Agreement; and

D.
the Debtors have agreed to accept and PGT and associates have agreed to return and transfer, as of the Closing Date (as defined herein), to EnviroTechnologies, an aggregate of 88,876,443 common shares of EnviroTechnologies (the “Shares”), and release and waive all obligations of the Debtors to repay the Debts, as consideration for the acquisition by PGT of all rights, interests and title in the Supplemental Agreement and the Debtors’ Assets, upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein (the sufficiency whereof is hereby acknowledged by the parties hereto), the parties hereby agree to and with each other as follows:

1.	DEFINITIONS

1.1.	For the purposes of this Agreement, the following definitions shall apply:

1.1.1.
“Affiliates” mean, with respect to a person or entity, any other person or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity;

1.1.2.	“Agreement” means this agreement, and all schedules and other documents attached to or referred to in this agreement, and all amendments and supplements, if any, to this agreement;

1.1.3.
“Closing” means the completion of the Transaction, in accordance with Article 11 of this Agreement, at which the Closing Documents shall be exchanged by the Parties, except for those documents or other items specifically required to be exchanged at a later time;

1.1.4.
“Closing Date” means a date mutually agreed upon by the Parties hereto in writing and in accordance with Section 11.1 following the satisfaction or waiver by the PGT and the Debtors of the conditions precedent set out in Sections 10.1 and 10.2, respectively;

1.1.5.	“Closing Documents” mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

1.1.6.	“Confidential Information” means all information pertaining to the Debtors’ Assets, the business and identity of PGT, the negotiation, consummation and existence of this Agreement and the Transaction;

1.1.7.	“Debtors” means Enviro Resolutions and EnviroTechnologies;

1.1.8.
“Debtors’ Assets” mean the Technology, all work product, information, Intellectual Property, customer accounts and agreements, if any, related to the Technology, owned or controlled by the Debtors, including, but not limited to, all and any interests, rights and title to monies and shares received or receivable under the Supplemental Agreement and all items listed in Schedule “A” and Schedule “B” hereto;

1.1.9.	“Debts” mean monies owed to PGT from the Debtors in the following amounts:

1.1.9.1.	an aggregate of USD$237,155.92, pursuant to loans from PGT to the Debtors;

1.1.9.2.	an aggregate of CAD$38,079.19, pursuant to loans from Pacific Green Group Limited (“PGG”) to the Debtors, which has been assigned to PGT; and

1.1.9.3.	an aggregate of USD$56,250, pursuant to management fees owed by the Debtors to PGG, which payment has been assigned to PGT;

1.1.10.	“Effective Date” means the effective date of this Agreement;

1.1.11.
“Event of Default” means any default on the part of the Debtors to in respect of their obligations hereunder continuing for twenty (20) days after delivery to the Debtors by or on behalf of PGT of notice of such default, and unless such default is capable of cure but cannot be cured within such time frame and the Debtors are using best efforts to cure same in a timely fashion;

1.1.12.	“Exclusive Rights” mean the rights granted to PGT under Article 3 hereof;

1.1.13.
“Intellectual Property” means all interests, rights and title under software, copyright, or trademark, and all trade-names, designs, Technical Know-How, Patents and other intellectual property rights of any kind throughout the world, whether registered or not, and to all work product associated with the Technology, and all physical embodiments thereof;

1.1.14.	“Party” or “Parties” mean each of or collectively PGT, Enviro Resolutions, EnviroTechnologies and the Debtors, as applicable;

1.1.15.
“Patents” mean all rights under any present or future patents and/or patent applications throughout the world, and shall include (i) any divisional, re-examination or renewal based on the said patents and /or patent applications, any patents which may issue on, from or as a result of any of the foregoing and any reissue of said patents, and (ii) the sole and exclusive right file, prosecute, maintain, and defend any of the foregoing, whether in the name of the Debtors or otherwise;

1.1.16.	“Pilot-Scale Scrubber” means the pilot-scale scrubber that is owned or controlled by the Debtors;

1.1.17.
“PREL Agreement” means the agreement dated October 5, 2011 entered into by Enviro Resolutions, Peterborough Renewable Energy Limited (“PREL”) and Green Energy Parks Limited (“GEPL”), to supply PREL with a wet scrubbing emission control system to a new waste to energy plant being built in Peterborough, United Kingdom (the “Facility”);

1.1.18.	“Supplemental Agreement” means the agreement dated March 5, 2013 between Enviro Resolutions, PREL and GEPL that cancels the PREL Agreement pursuant to:

1.1.18.1.
PREL assigning 75 shares of Energy Park Investments Limited (“EPIL”), representing 7.5% of the issued and outstanding shares of EPIL, to the Enviro Resolutions (or such other entity specified by Enviro Resolutions). Where there is a failure of PREL to transfer 75 shares of EPIL to Enviro Resolutions (or such other entity specified by Enviro Resolutions), then Enviro Resolutions (or such other entity specified by Enviro Resolutions) shall be entitled to 40% of GEPL’s shareholding in PREL;

1.1.18.2.
GEPL making a payment to Enviro Resolutions (or such other entity specified by Enviro Resolutions) of 17.5% of any income GEPL (or any Affiliate of GEPL) receives from KNM Group Berhad and its subsidiaries, associates and affiliates;

1.1.18.3.
at such time Enviro Resolutions has received USD$14,000,000 in cash under the Supplemental Agreement, Enviro Resolutions agrees that, for the sum of USD$1, it shall irrevocably sell back to GEPL, half the shares in EPIL or PREL, as the case may be that Enviro Resolutions received under the Supplemental Agreement; and

1.1.18.4.
GEPL (or a GEPL subsidiary nominated by GEPL) becoming the agent of Enviro Resolutions on the basis that it should receive 17.5% of any income generated by Enviro Resolutions as a result of the involvement of Enviro Resolutions in the Facility or any other project that may be introduced to Enviro Resolutions by GEPL;

1.1.19.
“Technical Know-How” means all published or unpublished research, development information, technical data, designs, formulas, prototypes, samples, plans, specifications, methods, processes, systems, trade secrets, empirical data, computer programs and any other information or documentation related to the Technology and to the Intellectual Property, whether patentable or unpatentable, and whether in written, machine readable, oral form or drawing, and which exists at the Effective Date;

1.1.20.
“Technology” means the proprietary emission abatement systems, currently known as ENVI-Clean™, ENVI-Pure™, for removing acid gases, particulate matter, dioxins, VOCs and other regulated hazardous air pollutants from the flue gases produced by the combustion of coal, biomass, municipal solid waste, diesel and other fuels, and ENVI-SEA™, scrubber that can be applied to diesel exhaust emissions that require sulphur and particulate matter abatement, owned or controlled by the Debtors, pursuant to an assignment of assets agreement among Ken McClelland and the Debtors attached hereto as Exhibit 1, and employed by the Debtors in their business, and includes, without limitation, all developments, improvements, and derivative works based upon or incorporating the Technology, all work product created by the Debtors, and all Intellectual Property in the foregoing.  The Technology does not include the Pilot-Scale Scrubber;

1.1.21.
“Third Party Intellectual Property” means all proprietary rights related to the Debtors’ Assets and not exclusively owned or controlled by the Debtors, whether under copyright, patent, trademark, trade secret or otherwise; and

1.1.22.
“Transaction” means the transfer and assignment by the Debtors and the acquisition by PGT of the Supplemental Agreement and Debtors’ Assets in consideration for the return and transfer of, as of the Closing Date, to the Debtors, the Shares and release and waiver of all obligations of the Debtors to repay the Debts, upon the terms and subject to the conditions set forth in this Agreement.

2.	PGT COVENANTS

2.1.
Obligations.  As of the Closing Date and in full consideration of all rights, title and interest granted by the Debtors to PGT hereunder, and in consideration of the Debtors’ representations, warranties and covenants hereunder, PGT agrees to:

2.1.1.	release the Debtors from and waive all obligations of the Debtors to repay the Debts;

2.1.2.	return, transfer and surrender to EnviroTechnologies, the Shares and shall execute stock powers effecting the same;

2.1.3.	enter into definitive agreements with the Debtors to:

2.1.3.1.	license the Debtors’ Assets, under arm’s length commercial terms, for use in the USA and Canada, with the exception of NRG Energy, Inc. and Edison Mission and Affiliates ; and

2.1.3.2.	have the Debtors provide engineering services to PGT on terms to be agreed upon by the Parties, acting reasonably;

2.1.4.	pay 25% of all funds, if any, received under the Supplemental Agreement to the Debtors within 14 days upon receipt of funds, if any, pursuant to the Supplemental Agreement; and

2.1.5.
bear all subsequent costs, if any, associated with the Supplemental Agreement, notwithstanding any third party broker fees and all legal fees, if any, of which the Debtors shall pay pro-rata, as shall be deducted from any amount payable to the Debtors on a pro-rata basis pursuant to Section 2.1.4 of this Agreement.

3.	DEBTORS’ COVENANTS

3.1.	Obligations. As of the Closing Date and subject to the terms and conditions set forth in this Agreement, the Debtors hereby covenant and agree to:

3.1.1.
transfer and assign to PGT, 100% of the Debtors’ rights, interests and title to the Debtors’ Assets.  Without limiting the foregoing, the rights granted by the Debtors to PGT hereunder shall include the following exclusive, worldwide rights, without obligation:

3.1.1.1.	to file, prosecute, maintain, and defend any Patent in respect the Debtors’ Assets, or any improvements thereupon, on behalf of and in the name of the Debtors;

3.1.1.2.	to reproduce, make, have made, use, import, export, sell, lease or otherwise exploit any products based on the Debtors’ Assets or any components thereof;

3.1.1.3.	to provide or sell any service based upon or incorporating the Debtors’ Assets;

3.1.1.4.	to copy, translate or modify any copyright works relating to the Debtors’ Assets;

3.1.1.5.	to otherwise practice or exploit the Debtors’ Assets, including the right to practice or exploit any Debtors improvements;

3.1.1.6.	to make, practice or exploit any PGT improvements; and

3.1.1.7.	to assign, gift, sell, license, cross-license or otherwise dispose of any or all of the rights granted to PGT hereunder to any person or entity;

3.1.2.
transfer and assign to PGT, 100% of the Debtors’ rights, interests and title to the Supplemental Agreement, notwithstanding that the Debtors pay pro-rata, as shall be deducted from any amount payable to the Debtors on a pro-rata basis pursuant to Section 2.1.4 of this Agreement, any third party broker fees and legal fees, if any, that are subsequent costs associated with the Supplemental Agreement; and

3.1.3.	make the Pilot-Scale Scrubber available for rental to PGT at a rate of USD$1 per month.

3.2.
Moral Rights.  The Debtors hereby waive in favor of PGT and Affiliates of PGT, successors and assigns all moral rights, if any, of authors or similar equitable rights throughout the world that the Debtors have or may have in and to the Debtors’ Assets.

4.	PROSECUTION, MAINTENANCE, AND ENFORCEMENT OF INTELLECTUAL PROPERTY

4.1.
Prosecution and Maintenance of Intellectual Property.  PGT may, at its own expense, register, file, prosecute, and maintain the Intellectual Property in any jurisdiction(s) it so wishes, in its sole discretion.  The Debtors shall at all times use their best efforts to assist PGT with the filing, prosecution, and maintenance of the Intellectual Property to the extent reasonably required by PGT from time to time.

4.2.
Notice of Infringement.  The Debtors shall notify PGT in writing within ten (10) business days of the Debtors becoming aware of any known or alleged infringement(s) of the Intellectual Property, and shall concurrently provide PGT with any evidence of such infringement(s).

4.3.
Enforcement of the Intellectual Property. PGT shall have the sole right, but not the obligation, to enforce any of the Intellectual Property against any third party. The Debtors agrees to join as a party plaintiff in any such action initiated by PGT if reasonably requested by PGT, at the sole cost of PGT, and the Debtors shall use their best efforts to assist PGT as reasonably requested by PGT from time to time at PGT’s sole expense. All proceeds received as a result of PGT’s prosecuting such infringement claim shall be divided by and between the Parties on a pro-rata basis in proportion to their respective interests in the Intellectual Property and costs and expenses related to such proceeding or claim, provided the Debtors have joined as a plaintiff in such action. PGT shall be entitled to settle or resolve any infringement claim relating to the Intellectual Property without the consent of the Debtors.

4.4.
No Contestation.  The Debtors and their Affiliates shall not, at any time, directly or indirectly, dispute or contest (i) the validity or enforceability of the Intellectual Property (including but not limited to the Patents) or the registration therefore; or (ii) the exclusive ownership rights of PGT in and to the Intellectual Property.

4.5.
Advertising and Press Releases.  The Debtors hereby grant to PGT and its Affiliates the right, but not the obligation to use the name of the Debtors and approved biography in connection with the promotion and exploitation of the Debtors’ Assets. The Debtors shall have approval over any direct personal quotes contained in any advertising press releases issued by PGT or its Affiliates that mention the name of the Debtors, such approval not to be unreasonably withheld.

4.6.
Power of Attorney.  The Debtors hereby authorize PGT, and does hereby make, constitute and appoint PGT and PGT’s Affiliates, and its respective officers, agents, successors or assigns with full power of substitution, as the Debtors’ true and lawful attorney-in-fact, with power, in the name of PGT or the Debtors, after the occurrence and during the continuance of an Event of Default, at the option of PGT, and at the expense of PGT, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which PGT deems necessary to protect, preserve and realize upon the Exclusive Rights granted therein in order to effect the intent of this Agreement all as fully and effectually as the Debtors might or could do; and the Debtors hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Debtors specifically authorizes PGT to execute and file, in the name of the Debtors or in PGT’s name, any applications or instruments of transfer or assignment in respect of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office.

4.7.
Further Assurances.  On a continuing basis, the Debtors will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by PGT, to protect the Exclusive Rights granted hereunder and otherwise to carry out the intent and purposes of this Agreement.

5.	REPRESENTATIONS AND WARRANTIES

5.1.
Enviro Resolutions Representations and Warranties.  Enviro Resolutions, as of the date hereof, represents and warrants to PGT and acknowledges that PGT is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of PGT, as follows:

5.1.1.
Organization and Good Standing.  Enviro Resolutions is a company duly organized, validly existing and in good standing under the laws of the Province of British Columbia and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Enviro Resolutions is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Enviro Resolutions owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on Debtors’ Assets of Enviro Resolutions taken as a whole.

5.1.2.
Authority.  Enviro Resolutions has all necessary legal power, capacity and authority to enter into the documents, instruments (the “Enviro Resolutions Documents”) and perform its obligations in connection and under this Agreement and the consummation of the transactions contemplated hereunder. The execution and delivery of each of Enviro Resolutions Documents by Enviro Resolutions and the consummation of the transactions contemplated hereby have been duly authorized by Enviro Resolutions’ board of directors. No other corporate or shareholder proceeding on the part of Enviro Resolutions is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and Enviro Resolutions Documents when executed and delivered by Enviro Resolutions as contemplated by this Agreement will be, duly executed and delivered by Enviro Resolutions and this Agreement is, and the other  Enviro Resolutions Documents when executed and delivered by Enviro Resolutions as contemplated hereby will be, valid and binding obligations of Enviro Resolutions enforceable in accordance with their respective terms except:

5.1.2.1.	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

5.1.2.2.	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

5.1.2.3.	as limited by public policy.

5.1.3.
Completeness of Disclosure.  No representation or warranty made by Enviro Resolutions in this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein not materially false or misleading.

5.1.4.
Corporate Records of Enviro Resolutions.  The corporate records of Enviro Resolutions, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Enviro Resolutions is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the managers of Enviro Resolutions.

5.1.5.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

5.1.5.1.
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Debtors’Assets, Enviro Resolutions or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Debtors’ Assets, Enviro Resolutionsor any of its subsidiaries, or any of their respective material property or assets;

5.1.5.2.	violate any provision of the Articles, Bylaws or any other constating documents of Enviro Resolutions, any of their respective subsidiaries or any applicable laws; or

5.1.5.3.
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Enviro Resolutions, any of its respective subsidiaries or any of their respective material property or assets.

5.1.6.
Actions and Proceedings.  Enviro Resolutions has not received any oral or written claim or cease and desist letter, and is not subject to any threatened, pending or outstanding action, suit, claim, demand, injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any Third Party Intellectual Property related to the Debtors’ Assets, and there are no grounds for any claim: (i) alleging that Debtors’ Assets infringes upon or misappropriates any Third Party Intellectual Property; or (ii) challenging the title, inventorship, validity, enforceability, or alleging misuse, of the Debtors’ Assets that, if adversely resolved or determined, would have a material adverse effect on the business, operations assets, properties, prospects, or conditions of Enviro Resolutions or the Debtors’ Assets taken as a whole (an “Enviro Resolutions Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of it being asserted and its success if asserted, would have such an Enviro Resolutions Material Adverse Effect.

5.1.7.
Filing, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Enviro Resolutions of the Transaction contemplated by this Agreement or to enable PGT to continue to conduct business with the Debtors’ Assets after the Closing Date in a manner which is consistent with that in which the business with the Debtors’ Assets is presently conducted.

5.1.8.
Title to Debtors’Assets.  Except to the extent that such materials are non-proprietary and in the public domain, Enviro Resolutions has sole and full legal right, power and authority to assign and transfer the Debtors’Assets free and clear from any and all liens, security interests, mortgages, charges, claims, encumbrances or other restrictions on title or transferability of any kind, and are not subject to divestment or rescission for any reason or cause to PGT in accordance with the terms of this Agreement and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and there exists no agreement to create any lien, security interest, mortgage, charge, claim, encumbrance or other restriction on title or transferability of any kind over any of the Debtors’Assets.

5.1.9.
Intellectual Property and Know-How Necessary for the Business.  All former and current employees and contractors of Enviro Resolutions have executed written contracts, agreements or other undertakings with Enviro Resolutions that assign all rights to any inventions, improvements, discoveries, or information relating to Debtors’ Assets of Enviro Resolutions. No employee, director, officer or shareholder of Enviro Resolutions owns directly or indirectly in whole or in part, any Debtors’ Assets which Enviro Resolutions is presently using or which is necessary for the conduct of Debtors’ Assets, except as provided in this Agreement. To the best knowledge of Enviro Resolutions, no employee or contractor of Enviro Resolutions has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning the employee’s work to anyone other than Enviro Resolutions.

5.1.10.
Employees and Consultants.  All employees and consultants of Enviro Resolutions have been paid all salaries, wages, income and any other sum due and owing to them by Enviro Resolutions, as at the end of the most recent completed pay period.  Enviro Resolutions is not aware of any labour conflict with any employees that might reasonably be expected to have an Enviro Resolutions Material Adverse Effect. To the best knowledge of Enviro Resolutions, no employee of Enviro Resolutions is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Enviro Resolutions or any other nature of the business conducted or to be conducted by Enviro Resolutions. To the best knowledge of Enviro Resolutions after due and diligent inquiry, no employee or consultant in its employ, or affiliate, associate or person of any kind with which Enviro Resolutions has had a commercial relationship has used Debtors’ Assets other than in the course of that party’s work for Enviro Resolutions business.

5.1.11.
Material Contracts and Transactions.  Schedule “C” attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract relating to Debtors’ Assets to which Enviro Resolutions is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Enviro Resolutions under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Enviro Resolutions. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

5.1.12.	Diligence. To the best knowledge of Enviro Resolutions after due and diligent inquiry, there are no unpaid fees currently overdue in respect of Debtors’ Assets.

5.1.13.
Assertion of Rights.  Enviro Resolutions has not asserted any claim of infringement, misappropriation or misuse by any third party in respect of the Technology and the Intellectual Property or, to the best of the knowledge of Enviro Resolutions, there are no grounds for any such claims.

5.1.14.
Preservation. Enviro Resolutions has taken all reasonable measures to protect and preserve the security, confidentiality and value of Debtors’ Assets, including without limitation all trade secrets and other confidential information constituting a part thereof. With respect to any Patents for which an application has been initiated by or on behalf of Enviro Resolutions, Enviro Resolutions has complied in all material respects with all applicable patent office duties of candor and good faith in dealing, including, without limitation, the duty to disclose all information known to be material to the allowance or registration of such intellectual property.

5.2.
EnviroTechnologies Representations and Warranties.  EnviroTechnologies, as of the date hereof, represents and warrants to PGT and acknowledges that PGT is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of PGT, as follows:

5.2.1.
Organization and Good Standing.  EnviroTechnologies is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  EnviroTechnologies is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which EnviroTechnologies owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on Debtors’ Assets of EnviroTechnologies taken as a whole.

5.2.2.
Authority.  EnviroTechnologies has all necessary legal power, capacity and authority to enter into the documents, instruments (the “EnviroTechnologies Documents”) and perform its obligations in connection and under this Agreement and the consummation of the transactions contemplated hereunder. The execution and delivery of each of EnviroTechnologies Documents by EnviroTechnologies and the consummation of the transactions contemplated hereby have been duly authorized by EnviroTechnologies’ board of directors. No other corporate or shareholder proceeding on the part of EnviroTechnologies is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and EnviroTechnologies Documents when executed and delivered by EnviroTechnologies as contemplated by this Agreement will be, duly executed and delivered by EnviroTechnologies and this Agreement is, and the other EnviroTechnologies Documents when executed and delivered by EnviroTechnologies as contemplated hereby will be, valid and binding obligations of EnviroTechnologies enforceable in accordance with their respective terms except:

5.2.2.1.	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

5.2.2.2.	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

5.2.2.3.	as limited by public policy.

5.2.3.
Completeness of Disclosure.  No representation or warranty made by EnviroTechnologies in this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein not materially false or misleading.

5.2.4.
Corporate Records of EnviroTechnologies.  The corporate records of EnviroTechnologies, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of EnviroTechnologies is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the managers of EnviroTechnologies.

5.2.5.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

5.2.5.1.
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Debtors’ Assets, EnviroTechnologies or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Debtors’ Assets, EnviroTechnologies or any of its subsidiaries, or any of their respective material property or assets;

5.2.5.2.	violate any provision of the Articles, Bylaws or any other constating documents of EnviroTechnologies, any of their respective subsidiaries or any applicable laws; or

5.2.5.3.
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to EnviroTechnologies, any of their respective subsidiaries or any of their respective material property or assets.

5.2.6.
Actions and Proceedings.  EnviroTechnologies has not received any oral or written claim or cease and desist letter, and is not subject to any threatened, pending or outstanding action, suit, claim, demand, injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any Third Party Intellectual Property related to Debtors’ Assets, and there are no grounds for any claim: (i) alleging that Debtors’ Assets infringes upon or misappropriates any Third Party Intellectual Property; or (ii) challenging the title, inventorship, validity, enforceability, or alleging misuse, of Debtors’ Assets that, if adversely resolved or determined, would have a material adverse effect on the business, operations assets, properties, prospects, or conditions of EnviroTechnologies or Debtors’ Assets taken as a whole (an “EnviroTechnologies Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of it being asserted and its success if asserted, would have such an EnviroTechnologies Material Adverse Effect.

5.2.7.
Filing, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by EnviroTechnologies of the Transaction contemplated by this Agreement or to enable PGT to continue to conduct business with Debtors’ Assets after the Closing Date in a manner which is consistent with that in which the business with the Debt Assets is presently conducted.

5.2.8.
Title to Debtors’ Assets.  Except to the extent that such materials are non-proprietary and in the public domain, EnviroTechnologies has sole and full legal right, power and authority to assign and transfer Debtors’ Assets free and clear from any and all liens, security interests, mortgages, charges, claims, encumbrances or other restrictions on title or transferability of any kind, and are not subject to divestment or rescission for any reason or cause to PGT in accordance with the terms of this Agreement and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and there exists no agreement to create any lien, security interest, mortgage, charge, claim, encumbrance or other restriction on title or transferability of any kind over any of Debtors’ Assets.

5.2.9.
Intellectual Property and Know-How Necessary for the Business.  All former and current employees and contractors of EnviroTechnologies have executed written contracts, agreements or other undertakings with EnviroTechnologies that assign all rights to any inventions, improvements, discoveries, or information relating to Debtors’ Assets of EnviroTechnologies. No employee, director, officer or shareholder of EnviroTechnologies owns directly or indirectly in whole or in part, any of the Debtors’ Assets which EnviroTechnologies is presently using or which is necessary for the conduct of Debtors’ Assets, except as provided in this Agreement. To the best knowledge of EnviroTechnologies, no employee or contractor of EnviroTechnologies has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning the employee’s work to anyone other than EnviroTechnologies.

5.2.10.
Employees and Consultants.  All employees and consultants of EnviroTechnologies have been paid all salaries, wages, income and any other sum due and owing to them by EnviroTechnologies, as at the end of the most recent completed pay period. EnviroTechnologies is not aware of any labour conflict with any employees that might reasonably be expected to have an EnviroTechnologies Material Adverse Effect. To the best knowledge of EnviroTechnologies, no employee of EnviroTechnologies is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with EnviroTechnologies or any other nature of the business conducted or to be conducted by EnviroTechnologies. To the best knowledge of EnviroTechnologies after due and diligent inquiry, no employee or consultant in its employ, or affiliate, associate or person of any kind with which EnviroTechnologies has had a commercial relationship has used Debtors’ Assets other than in the course of that party’s work for EnviroTechnologies business.

5.2.11.
Material Contracts and Transactions.  Schedule “C” attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract relating to Debtors’ Assets to which EnviroTechnologies is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by EnviroTechnologies under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by EnviroTechnologies. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

5.2.12.	Diligence. To the best knowledge of EnviroTechnologies after due and diligent inquiry, there are no unpaid fees currently overdue in respect of Debtors’ Assets.

5.2.13.
Assertion of Rights.  EnviroTechnologies has not asserted any claim of infringement, misappropriation or misuse by any third party in respect of the Technology and the Intellectual Property or, to the best of the knowledge of EnviroTechnologies, there are no grounds for any such claims.

5.2.14.
Preservation. EnviroTechnologies has taken all reasonable measures to protect and preserve the security, confidentiality and value of Debtors’ Assets, including without limitation all trade secrets and other confidential information constituting a part thereof. With respect to any Patents for which an application has been initiated by or on behalf of EnviroTechnologies, EnviroTechnologies has complied in all material respects with all applicable patent office duties of candor and good faith in dealing, including, without limitation, the duty to disclose all information known to be material to the allowance or registration of such intellectual property.

5.3.
PGT Representations and Warranties.  PGT, as of the date hereof, represents and warrants to the Debtors and acknowledges that the Debtors are relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Debtors, as follows:

5.3.1.
Organization and Good Standing.  PGT is duly incorporated, organized, validly existing and in good standing under the laws of the jurisdiction that it is incorporated and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. PGT is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of PGT.

5.3.2.
Authority.  PGT has all necessary legal power to enter into the documents, instruments (the “PGT Documents”) and perform its obligations under this Agreement and has taken all necessary corporate action under the laws of the jurisdiction of its incorporation and its certificate of incorporation and bylaws to authorize the execution of this Agreement and the consummation of the transactions contemplated hereunder. The execution and delivery of each of the PGT Documents by PGT and the consummation by PGT of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of PGT is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other PGT Documents when executed and delivered by PGT as contemplated by this Agreement will be, duly executed and delivered by PGT and this Agreement is, and the other PGT Documents when executed and delivered by PGT as contemplated hereby will be, valid and binding obligations of PGT enforceable in accordance with their respective terms, except:

5.3.2.1.	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

5.3.2.2.	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

5.3.2.3.	as limited by public policy.

5.3.3.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

5.3.3.1.
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of PGT under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PGT or any of their material property or assets;

5.3.3.2.	violate any provision of the applicable incorporation or charter documents of PGT; or

5.3.3.3.	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to PGT or any of their material property or assets.

5.3.4.
Actions and Proceedings.  To the best knowledge of PGT, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of PGT, threatened against the PGT which involves any of the business, or the properties or assets of PGT that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of PGT taken as a whole (a “PGT Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a PGT Material Adverse Effect.

5.3.5.
SEC Filings.  PGT has furnished or made available the Debtors a true and complete copy of each report, schedule, registration statement and proxy statement filed by PGT with the SEC (collectively, and as such documents have since the time of their filing been amended, the “PGT SEC Documents”). As of their respective dates, the PGT SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PGT SEC Documents.

5.3.6.
Completeness of Disclosure.  No representation or warranty by PGT in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Debtors pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.	INDEMNIFICATION

6.1.
Indemnity of the Debtors.  The Debtors and their Affiliates will indemnify and hold harmless PGT and all of its directors, officers, employees, agents, Affiliates, successors and assigns, together with each and all of their respective directors, officers, employees, agents, successors and assigns (each and all of the foregoing being referred to collectively as the “PGT Indemnitiees”) from and against any and all claims, losses, liabilities, damages, costs, obligations, assessments, penalties and interest, demands, actions, and expenses (including actual attorneys’ fees), whether direct or indirect, known or unknown, absolute or contingent including, without limitation, settlement costs and any legal, accounting, and other expenses for investigation or defending any actions or threatened actions which PGT Indemnitiees may suffer or incur by reason of any misrepresentation, or non-fulfilment of any covenant, on the part of the Debtors under this Agreement, or from any misrepresentation in, or omission from, any certificate, or other instrument, furnished, or to be furnished, to PGT in relation to this Agreement.

6.2.
Indemnity of PGT.  PGT and its Affiliates, respectively, will indemnify and hold harmless the Debtors, and all of their respective directors, officers, employees, agents, Affiliates, successors and assigns, together with each and all of their respective directors, officers, employees, agents, successors and assigns (each and all of the foregoing being referred to collectively as the “Debtors Indemnitees”) from and against any and all claims, losses, liabilities, damages, costs, obligations, assessments, penalties and interest, demands, actions, and expenses (including actual attorneys’ fees), whether direct or indirect, known or unknown, absolute or contingent including, without limitation, settlement costs and any legal, accounting, and other expenses for investigation or defending any actions or threatened actions which the Debtors Indemnitees may suffer or incur by reason of any misrepresentation, or non-fulfilment of any covenant, on the part of PGT under this Agreement, or from any misrepresentation in, or omission from, any certificate, or other instrument, furnished, or to be furnished, to the Debtors in relation to this Agreement.

7.	INDEMNIFICATION PROCEDURES

7.1.
Procedure.  The Party seeking indemnification (the “Indemnified Party”) pursuant to this Article 7 shall promptly notify the indemnifying party (the “Indemnifying Party”), in writing, of such claim describing such claim in reasonable detail; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby.

7.2.
Rights.  The Indemnifying Party shall have the right within thirty (30) days after receipt of such notice to take control, through counsel of its own choosing (but reasonably acceptable to the Indemnified Party) and at its own cost and expense, the settlement, or defense thereof unless: (i) the Indemnifying Party is also a party to the proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate; or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding, and provide indemnification with respect thereto. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed, or conditioned), settle or compromise any action, unless such settlement or compromise includes an unconditional release of the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle, or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed, or conditioned).

7.3.
Cooperation.  The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement, or discharge of any claim in respect of which indemnity is sought pursuant to this Article 7, including, without limitation, providing the other Party with reasonable access to employees and officers (including as witnesses) and other information. The remedies provided in this Article 7 shall not be exclusive of or limit any other remedies that may be available to the Indemnified Parties.

7.4.	Notice. The Indemnifying Party shall reimburse the Indemnified Party for all Losses within thirty (30) days of receipt of notice from the Indemnified Party setting forth the amount of such Losses.

8.	CONFIDENTIAL INFORMATION

8.1.
Confidentiality.  The Debtors, joint and severally, agree that, as of the Effective Date, all Confidential Information shall remain the exclusive property of PGT. Accordingly, Debtors agree not to disclose any Confidential Information and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any of the Confidential Information with any third party (i) except those with a “need to know” and solely in connection with the permitted uses by the Debtors of the Confidential Information contemplated by Section 2.2 herein; or (ii) except as required by court order. Each of the Debtors expressly acknowledges that in the event of a breach by them of any terms of this Agreement, PGT will be caused irreparable injury which cannot be adequately compensated by money damages. Accordingly, PGT shall be entitled to obtain injunctive relief, in addition to any other rights or remedies which PGT may have, to enforce the terms of this Agreement and prevent disclosure of Confidential Information.

9.	TERM AND TERMINATION

9.1.	Term. This Agreement shall commence on the Effective Date and shall continue in perpetuity.

9.2.
Waiver.  The failure of either Party to exercise any rights or remedies to which it is entitled shall not be deemed to be a waiver of or otherwise affect, impair, or prevent the non-breaching Party from exercising any rights or remedies to which it may be entitled, arising either from the happening of any such event, or as a result of the subsequent happening of the same or any other event or events provided forth herein

10.	CLOSING CONDITIONS

10.1.
Conditions Precedent to Closing by PGT.  The obligation of PGT to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the Parties hereto in writing and in accordance with Section 13.3. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of PGT and may be waived by PGT in their sole discretion.

10.1.1	The representations and warranties of the Debtors set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

10.1.2
All of the covenants and obligations that the Debtors are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

10.1.3
This Agreement, the Enviro Resolutions Documents and the EnviroTechnologies Documents (collectively, the “Debtors’ Documents”) and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to PGT, will have been executed and delivered to PGT.

10.1.4
PGT will have received copies of resolutions duly adopted by the board of directors of the Debtors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

10.1.5	No Enviro Resolutions Material Adverse Effect or EnviroTechnologies Material Adverse Effect will have occurred since the date of this Agreement.

10.1.6
No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and /or:

10.1.6.1	prevent the consummation of any of the transactions contemplated by this Agreement; or

10.1.6.2	cause the Transaction to be rescinded following consummation.

10.1.7
PGT and its solicitors will be reasonably satisfied with its due diligence investigation of the Debtors and the Debtors’ Assets that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

10.1.7.1	materials, documents and information in the possession and control of the Debtors which are reasonably germane to the Transaction;

10.1.7.2	a physical inspection of the Debtors’ Assets by PGT or its representatives; and

10.1.7.3	title to the Debtors’ Assets.

10.2.
Conditions Precedent to Closing by the Debtors.  The obligation the Debtors to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the Parties hereto in writing and in accordance with Section 13.3. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Debtors and may be waived by the Debtors in their sole discretion.

10.2.1
The representations and warranties of PGT set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and PGT will have delivered to the Debtors a certificate dated the Closing Date, to the effect that the representations and warranties made by PGT in this Agreement are true and correct.

10.2.2.
All of the covenants and obligations that PGT is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

10.2.3.
This Agreement, the PGT Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Debtors, will have been executed and delivered by PGT.

10.2.4.
The Debtors will have received copies of resolutions duly adopted by the board of directors of PGT approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

10.2.5.	No PGT Material Adverse Effect will have occurred since the date of this Agreement.

10.2.6.
No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

10.2.6.1	prevent the consummation of any of the transactions contemplated by this Agreement; or

10.2.6.2	cause the Transaction to be rescinded following consummation.

11.	CLOSING

11.1.
Closing.  The Closing shall take place on the Closing Date at the offices of the solicitors for PGT or at such other location as agreed to by the Parties.  Notwithstanding the location of the Closing, each Party agrees that the Closing may be completed by the exchange of undertakings between PGT, the Debtors, or their respective agents, provided such undertakings are satisfactory to each Party’s respective legal counsel.

11.2.	Closing Deliveries of the Debtors. At Closing, the Debtors shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to PGT:

11.2.1.	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Debtors evidencing approval of this Agreement and the Transaction;

11.2.2.	the Debtors’ Documents and any other necessary documents, each duly executed by the Debtors, as required to give effect to the Transaction;

11.2.3.	the resolutions required to effect the changes contemplated in this Agreement; and

11.2.4.
such other documentation as may be required by PGT to ensure that all interests, rights and title in and to the Supplemental Agreement and the Debtors’ Assets are transferred and assigned, pursuant to this Agreement, in compliance with all applicable laws.

11.3.	Closing Deliveries of PGT. At Closing, PGT shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Debtors:

11.3.1.	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of PGT evidencing approval of this Agreement and the Transaction;

11.3.2.	share certificates representing the Shares, duly endorsed in blank, and all other documentation necessary for the return and transfer of the Shares;

11.3.3.	the PGT Documents and any other necessary documents, each duly executed by PGT, respectively, as required to give effect to the Transaction; and

11.3.4.	the appropriate resolutions of PGT required to effect the changes contemplated in this Agreement.

12.	TERMINATION

12.1.	Termination. This Agreement may be terminated at any time prior to the Closing Date by:

12.1.1.	mutual agreement among PGT and the Debtors;

12.1.2.
PGT, if there has been a material breach by the Debtors of any material representation, warranty, covenant or agreement of the Debtors as set forth in this Agreement on the part of the Debtors that is not cured, to the reasonable satisfaction of PGT, within ten (10) business days after notice of such breach is given by PGT (except that no cure period will be provided for a breach by the Debtors that by its nature cannot be cured);

12.1.3.
the Debtors, if there has been a material breach by PGT of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of PGT that is not cured by the breaching Party, to the reasonable satisfaction of the Debtors, within ten (10) business days after notice of such breach is given by the Debtors (except that no cure period will be provided for a breach by PGT that by its nature cannot be cured); or

12.1.4.
PGT or the Debtors if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

12.2.
Effect of Termination.  In the event of the termination of this Agreement as provided in Section 12.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any Party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

13.	GENERAL

13.1.
Independent Legal Advice.  Each of the Parties hereby acknowledges that this Agreement was prepared by Macdonald Tuskey for PGT and that Macdonald Tuskey does not represent Enviro Resolutions or EnviroTechnologies. By signing this Agreement, each of Enviro Resolutions and EnviroTechnologies confirms that it/he fully understands this Agreement and (a) has obtained independent legal advice; or (b) has been advised, and is hereby advised, to seek the representation of separate and independent counsel for the transactions contemplated herein prior to executing this Agreement and waives the right to obtain independent legal advice.

13.2.
Independent Contractor.  The relationship of the Parties is that of independent contractors.  Neither Party nor any of their respective employees, agents or contractors shall by reason of this Agreement be deemed an employee, agent or joint venture of the other Party.

13.3.
Notices.  All notices required or permitted hereunder must be made in writing, in the English language, and will be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party or Parties set forth above (or at such other address as such Party may designate by written notice to all other Parties in accordance herewith).

13.4.
Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia without regard to the conflicts of law provisions thereof.  The Parties hereby attorn to the jurisdiction of the Province of British Columbia for all matters arising from this Agreement.

13.5.
Severability.  If any provision of this Agreement is held invalid, illegal or unenforceable, such provision shall be reformed only to the extent necessary to effect the original intentions of the Parties, and all remaining provisions shall continue in full force and effect.

13.6.
Assignment.  This Agreement may be assigned by PGT in its sole discretion. This Agreement may not be assigned by the Debtors and attempted assignment or delegation of this Agreement by the Debtors without the written approval of the PGT shall be void.

13.7.
Force Majeure.  Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) for a period not to exceed ninety (90) days on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such Party. Any condition enumerated herein continuing beyond ninety (90) days shall constitute a default under this Agreement.

13.8.
Further Assurances.  Each Party agrees to do and perform or cause to be done and performed all such further acts and to execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.9.	Binding Effect. This Agreement shall enure to the benefit of, and be binding upon, the Parties hereto and their respective heirs, executors and successors.

13.10.	Modification. Any modification or amendment of this Agreement will be effective only if it is in writing and signed by all the Parties.

13.11.
Construction.  The captions and titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing this Agreement, and all language in all parts of this Agreement shall be construed simply and in accordance with its fair meaning, and not strictly for or against any Party.

13.12.
Electronic Means.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

13.13.
Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), each of which, shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

13.14.
Entire Agreement.  This Agreement together with any attachments, schedules and exhibits, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement.  This Agreement supersedes any and all agreements, whether oral or written, between the Parties to this Agreement with respect to the subject of this Agreement.  Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by an authorized representative of each Party.

[THIS PART LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

PACIFIC GREEN TECHNOLOGIES, INC.

/s/ Jordan Starkman
Per: Jordan Starkman
Position: Director

ENVIRO RESOLUTIONS INC.

/s/ Ken McClelland
Per: Ken McClelland
Position: Director

ENVIROTECHNOLOGIES, INC.

/s/ Ken McClelland
Per: Ken McClelland
Position: Director

SCHEDULE “A”

DEBTORS’ ASSETS

	Identification of Asset:	Brief Description/Identification of Asset:
1.	Patents under Application	Refer to Schedule B
2.
3.
4.
5.
6.
7.
8.

SCHEDULE “B”

PATENTS AND PATENT APPLICATIONS OF THE DEBTORS

	Patent or Patent Applications Number:	Description of Patent or Patent Application:
1.	International Patent Application (PCT/CA2010/000988)	Improved Gas Scrubber
2.	US provisional patent application US 61/614696	Integrated Wet Scrubbing System
3.	US Provisional patent application no. US 61/645874	Flooded Wet Scrubbing Head Patent
4.
5.
6.
7.

SCHEDULE “C”

MATERIAL CONTRACTS AND AGREEMENTS RELATING TO THE DEBTORS’ ASSETS

	Title of Contract:	Brief Description of Contract:
1.	Assignment of Improved Gas Scrubber Apparatus and Method	Assignment by Sichel Limited of rights and title to patent for Improved Gas Scrubber Apparatus and Method to EnviroResolutions, now EnviroTechnologies, Inc.
2.	Inventor Assignment of Integrated Wet Scrubbing System	Assignment by inventor Ken J. McClelland of rights and title to patent for Integrated Wet Scrubbing System to EnviroTechnologies, Inc.
3.	Inventor Assignment Flooded Wet Scrubbing Head	Assignment by inventor Ken J. McClelland of rights and title to Flooded Head West Scrubber patent to EnviroTechnologies, Inc.
4.
5.
6.
7.
8.

EXHIBIT 1

ASSIGNMENT OF ASSETS AGREEMENT AMONG THE DEBTORS AND KEN MCCLELLAND

A

– 1 –

ASSIGNMENT

THIS ASSIGNMENT is dated effective the 30th day of June, 2010.

BETWEEN:

SICHEL LIMITED of 3185 Mathers Avenue, West Vancouver, British Columbia, V7V 2K3, CANADA ("Assignor")

and

ENVIRORESOLUTIONS INC. of #101 – 4338 Main Street, Vancouver, British Columbia, V5V 3P9, CANADA (the "Assignee")

1. IN CONSIDERATION of payment of one dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Assignor hereby sells, assigns, and sets over absolutely to the Assignee all rights, title, and interest of any nature whatsoever which the Assignor may have to and in respect of the invention referred to as:

IMPROVED GAS SCRUBBER APPARATUS AND METHOD

as described in Patent Cooperation Treaty Patent Application No. PCT/CA2010/000988 filed in the Canadian Intellectual Property Office on June 25, 2010. (the "Invention")

2. Such rights, title, and interest shall henceforth be held and enjoyed by the Assignee and its successors, assigns, or legal representatives for the full terms of any and all Letters Patent which may be granted therefor by any national or regional patent granting authority, as fully and entirely as such right, title, and interest would have been held and enjoyed by the Assignor if this Assignment had not been made.

3. The Assignor hereby assigns to the Assignee any priority rights arising in connection with the Invention by virtue of said patent application or any other patent application which may be filed in respect of the Invention or any improvement or part thereof, and the Assignor hereby authorizes the Assignee to make application for and to receive Letters Patent for the Invention in the name of the Assignee in such additional country or countries as the Assignee may elect.

– 2 –

4. The Assignor hereby covenants and agrees that it will:

(a) execute or procure any further necessary assurance of title to the Invention and any corresponding Letters Patent;

(b) at any time, upon the request and at the expense of the Assignee, execute and deliver any and all papers that may be necessary or desirable to perfect the Assignee's title to the Invention or any Letters Patent which may be granted therefor;

(c) sign all lawful papers, execute any improvement, additional, divisional, continuing, or re-issue applications for patents for the Invention or any improvement, modification, or part thereof;

(d) make all rightful oaths and declarations; and

(e) generally do all lawful acts to aid the Assignee and its successors, assigns, or legal representatives, to obtain and enforce patent protection in respect of the Invention in any or all countries;

and that it will do all of the foregoing without further compensation, but at the sole expense of the Assignee or its successors, assigns, or other legal representatives.

5. The Assignor hereby authorizes and requests that any and all Letters Patent for the Invention issuing or resulting from Patent Cooperation Treaty Patent Application No. PCT/CA2010/000988 or any corresponding patent application, or from any division, continuation, or re-issue thereof, be issued to ENVIRORESOLUTIONS INC. as sole Assignee.

THIS ASSIGNMENT is executed by the parties at Vancouver, Canada .

SICHEL LIMITED

Scott F. Poulter
Director

(corporate seal, if available)

CONFIRMATORY INVENTOR ASSIGNMENT

WHEREAS I, Kenneth James McClelland ("INVENTOR"), whose full post office address is 3820 Westridge Avenue, West Vancouver, British Columbia, V7V 3H5, CANADA, have invented a new and useful invention entitled "Improved Gas Scrubber Apparatus and Method" ("INVENTION") for which a provisional patent application was made in the United States Patent and Trademark Office under United States Provisional Patent Application No. 61/220,352;

AND WHEREAS SICHEL LIMITED ("ASSIGNEE"), a corporation pursuant to the laws of British Virgin Islands, and having a place of business at 3185 Mathers Avenue, West Vancouver, British Columbia, V7V 2K3, CANADA, wished to acquire all right, title and interest in and to the said invention for the United States and all other countries, and in and to any Letters Patent that may be granted thereon and in any reissue, divisional, continuation, or extension thereof or in any improvements to the invention now existing or hereinafter arising;

AND WHEREAS the INVENTOR wished to sell, assign, transfer and convey such rights unto ASSIGNEE for the said INVENTION;

NOW THEREFORE in consideration of the payment to the INVENTOR by ASSIGNEE of the sum of ONE DOLLARS ($1.00) in the lawful money of Canada and other good and valuable consideration, the receipt of which is hereby acknowledged by the said INVENTOR, the INVENTOR has assigned to ASSIGNEE, its successors and assigns, all of his rights, title and interest in and to the said INVENTION, any application for Letters Patent in any country to be filed, and any Letters Patent for the INVENTION that may be granted and in any reissue, divisional, continuation, or extension thereof or in any improvements to the invention now existing or hereinafter arising in the United States and all other countries, the same to be held and enjoyed by ASSIGNEE as it would have been held and enjoyed by the said INVENTOR had the sale, assignment, transfer, and conveyance not been made.

THE said INVENTOR further agrees, undertakes and covenants that he will sign or execute such further documents, assurances, applications, instruments or any other writing that may be requested by ASSIGNEE or its legal representatives or assignees for the purpose of obtaining or issuing any Letters Patent for the said INVENTION or any reissue, divisional, continuation, or extension thereof, or any improvements to the invention in order that all of its right, title and interest in the same may be vested in ASSIGNEE, its successors and assigns.

IN WITNESS WHEREOF the parties have executed this agreement at Vancouver, British Columbia, CANADA, with effective from the 1st day of May, 2009.

Witness	**INVENTOR**
K.R. Campbell	K. McClelland
Print name: Kelvin Campbell	**KENNETH JAMES MCCLELLAND**

(B)

INVENTOR ASSIGNMENT

WHEREAS I, Kenneth James McClelland ("INVENTOR"), whose full post office address is 1775 Bellevue Ave., Apt. #802, West Vancouver, British Columbia, V7V 1A9, CANADA, have invented a new and useful invention entitled "Integrated Wet Scrubbing System" ("INVENTION") for which a provisional patent application was made in the United States Patent and Trademark Office on March 23, 2012 under United States Provisional Patent Application No. 61/614696;

AND WHEREAS ENVIRORESOLUTIONS INC. ("ASSIGNEE"), a corporation pursuant to the laws of Delaware, USA, and having a place of business at #101 – 4338 Main Street, Vancouver, British Columbia, V5V 3P9, CANADA, wishes to acquire all right, title and interest in and to the said Invention for the United States and all other countries, and in and to any Letters Patent that may be granted thereon and in any reissue, divisional, continuation, or extension thereof or in any improvements to the invention now existing or hereinafter arising;

AND WHEREAS the INVENTOR wishes to sell, assign, transfer and convey such rights unto ASSIGNEE for the said INVENTION;

NOW THEREFORE in consideration of the payment to the INVENTOR by ASSIGNEE of the sum of ONE DOLLAR ($1.00) in the lawful money of Canada, and other good and valuable consideration, the receipt of which is hereby acknowledged by the said INVENTOR, the INVENTOR has assigned to ASSIGNEE, its successors and assigns, all of his rights, title and interest in and to the said INVENTION, any application for Letters Patent in any country to be filed, and any Letters Patent for the INVENTION that may be granted and in any reissue, divisional, continuation, or extension thereof or in any improvements to the invention now existing or hereinafter arising in the United States and all other

ASSIGNEE:

(corporate seal, if available)

ENVIRORESOLUTIONS INC.

Per: KENNETH JAMES MCCLELLAND, President

held and enjoyed by the said INVENTOR had the sale, assignment, transfer, and conveyance not been made.

THE said INVENTOR further agrees, undertakes and covenants that he will sign or execute such further documents, assurances, applications, instruments or any other writing that may be requested by ASSIGNEE or its legal representatives or assignees for the purpose of obtaining or issuing any Letters Patent for the said INVENTION or any reissue, divisional, continuation, or extension thereof, or any improvements to the invention in order that all of its right, title and interest in the same may be vested in ASSIGNEE, its successors and assigns.

IN WITNESS WHEREOF the parties have executed this agreement at Vancouver, British Columbia, CANADA, with effect from the 11th day of May, 2012.

Witness [signature] SCOTT POULTER

INVENTOR

[signature]

~~KENNETH JAMES~~ MCCLELLAND

Print name: K.J. MCCLELLAND

ASSIGNEE:

(corporate seal, if available)

ENVIRORESOLUTIONS INC.

Per: KENNETH JAMES MCCLELLAND, President